UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 20, 2014

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 20, 2014, Qumu Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Of the 8,684,042 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting on the April 1, 2014 record date, 8,031,404 shares, or approximately 92.5%, were present at the Annual Meeting either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.	To elect nine (9) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Sherman L. Black	6,054,598	217,928	1,758,878
Lawrence M. Benveniste	6,028,869	243,657	1,758,878
Daniel R. Fishback	6,145,878	126,648	1,758,878
Thomas F. Madison	5,984,032	288,494	1,758,878
Kimberly K. Nelson	6,008,309	264,217	1,758,878
Robert F. Olson	6,010,558	261,968	1,758,878
Justin A. Orlando	6,087,721	184,805	1,758,878
Steven M. Quist	5,989,432	283,094	1,758,878
James L. Reissner	5,989,921	282,605	1,758,878

2.	To approve an amendment to the Second Amended and Restated 2007 Stock Incentive Plan to increase the authorized shares by 500,000.

For	Against	Abstain	Broker Non-Vote
5,687,990	578,101	6,435	1,758,878
3.	Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
5,960,215	187,421	124,890	1,758,878

4.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Vote
7,925,981	90,918	14,505	0

As a result, each nominee was elected as a director of the Company and each other proposal was approved at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  May 20, 2014